Exhibit 99

GORMAN-RUPP ANNOUNCES SUBSIDIARY’S PLANNED ACQUISITION OF

AMERICAN TURBINE PUMP COMPANIES

Mansfield, Ohio – November 30, 2012 – The Gorman-Rupp Company (NYSE MKT: GRC) today announced that its wholly-owned subsidiary, National Pump Company, has reached an agreement in principle to purchase the business of American Turbine Pump Companies (“ATP”). Founded in 1975, ATP is a group of companies that collectively are a leading manufacturer and distributor of energy-efficient vertical turbine and submersible pumps primarily serving agricultural, municipal and industrial markets, both domestically and globally.

During 2011, ATP had approximately $15 million in revenue from sales of its products through its Lubbock, Texas headquarters and two other locations in Houston, Texas and Fresno, California. The planned business combination is expected to be completed in December 2012. The terms of the agreement are undisclosed.

Jeffrey S. Gorman, President and CEO said, “ATP’s strong customer relationships and long history will help expand sales in target growth markets and complement existing brands of National Pump Company, acquired in 2010. In addition, ATP’s facilities will provide substantial additional capacity, including machining and testing capabilities, which will expand business opportunities of both brands.”

Safe Harbor Statement

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, The Gorman-Rupp Company provides the following cautionary statement: This news release contains various forward-looking statements based on assumptions concerning The Gorman-Rupp Company’s operations, future results and prospects. These forward-looking statements are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, the absence of which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. Such factors include, but are not limited to: (1) continuation of the current and projected future business environment; (2) changes in government budgets and in laws and regulations, including taxes; (3) the successful integration of acquisitions; and (4) the Company’s future cash flow and financial condition. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

David P. Emmens

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1477

NYSE MKT: GRC

For additional information, contact Jeffrey S. Gorman, President, Telephone (419) 755-1322 or after November 30, 2012, Wayne L. Knabel, Chief Financial Officer, Telephone (419) 755-1397.

The Gorman-Rupp Company designs, manufactures and sells pumps and related equipment (pumps and motor controls) for use in water, wastewater, construction, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid handling applications.

5

GORMAN-RUPP ANNOUNCES COMPLETION OF SUBSIDIARY’S ACQUISITION

Mansfield, Ohio – December 21, 2012 – The Gorman-Rupp Company (NYSE MKT: GRC) announces that its wholly-owned subsidiary, National Pump Company, has completed its planned purchase of the business of American Turbine Pump Companies (“ATP”), as previously announced on November 30, 2012.

Founded in 1975, ATP is a group of companies that collectively are a leading manufacturer and distributor of energy-efficient vertical turbine and submersible pumps primarily serving agricultural, municipal and industrial markets, both domestically and globally. During 2011, ATP had approximately $15 million in revenue from sales of its products through its Lubbock, Texas headquarters and two other locations in Houston, Texas and Fresno, California.

David P. Emmens

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1477

NYSE MKT: GRC

For additional information, contact Wayne L. Knabel, Chief Financial Officer, Telephone (419) 755-1397.

The Gorman-Rupp Company designs, manufactures and sells pumps and related equipment (pumps and motor controls) for use in water, wastewater, construction, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid handling applications.